SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

(Date of Report) (Date of earliest event reported): January 18, 2017

PROTEXT MOBILITY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31590	11-3621755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2255 Glades Rd., Suite 324A, Boca Raton, Florida 33431

(Address of principal executive offices)

Registrant's telephone number, including area code: (435)881-3611

_55 SE 2nd Ave. Delray Beach, FL. 33444____

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Closing Of Share Exchange Agreement

On December 31, 2016, the Registrant, ProText Mobility, Inc., a Delaware corporation (“ProText” or “the Company”), consummated a Share Exchange with Plandaí Biotechnology South Africa (Pty) Ltd. (“Plandaí SA”), a South African company.  Under the terms of the Share Exchange, the shareholders of Plandaí SA received 100,000 shares of ProText Series D Preferred Stock in exchange for 100% of the issued and outstanding capital of Plandaí SA.  A copy of the Share Exchange Agreement is attached hereto as Exhibit 2.01.  It is the intention of management of ProText that this transaction be treated as a “reverse merger” with Plandaí SA treated as the successor issuer to ProText for SEC reporting and accounting purposes.

The Registrant intends to file an Amendment to the Articles of Incorporation changing the name of the company at some future time.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01

CHANGE IN CONTROL OF REGISTRANT

Under the terms of the Share Exchange detailed in Item 2.01, control of the Company was transferred to the previous shareholders of Plandaí Biotechnology South Africa (Pty) Ltd. and are held by Plandaí Biotechnology, Inc., a Nevada corporation, which now controls 100,000 shares of Series D Preferred Stock, which is convertible into 75% of the post conversion issued and outstanding shares of common stock and which has voting rights equivalent to the number of shares into which the Series D Preferred is convertible.  This transaction transferred control of the Company to Plandaí Biotechnology, Inc., which has majority voting control on all shareholder matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2016, the Company accepted the resignation of David Lewis as Interim Chief Executive Officer.  Mr. Lewis remains on the Board of Directors.

Under the terms of the Share Exchange detailed in Item 2.01, the shareholders of Plandaí Biotechnology South Africa were permitted to nominate representatives to serve on the Board of Directors.  Accordingly, on December 31, 2016, the Company appointed Roger Baylis-Duffield to the Board of Directors and to serve as the Chief Executive Officer of the Company.

 Mr. Baylis-Duffield is Chairman and Chief Executive Officer of Plandaí Biotechnology Inc. which he co-founded 2001 as a private Irish research company, Global Energy Solutions Corporation Limited, which merged into Plandaí in 2011.  Mr. Baylis-Duffield has spent the last two decades developing the scientific platform of the Plandaí science through research and development programs in various parts of the world.  In 2014, the Plandaí proprietary hydrodynamic processing system was commercialized at the Senteeko tea estate, South Africa.  He has been involved with the science through many research and development programs with academic institutions, including three South African universities namely, North West University Department of Pharmacology, University of Cape Town and the University of Pretoria. Prior published research was conducted in the USA with the University of Washington and the USDA, Albany California.  Mr. Baylis-Duffield is not related to any other director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer. There are no arrangements or understandings, written, implicit or implied, between Mr. Baylis-Duffield and any other persons pursuant to which such he was selected as a director. Mr. Duffield was appointed Chairman of the Board of Directors by the other director and will serve in that capacity until the next meeting of shareholders.  Mr. Baylis-Duffield is not a party to any contracts, arrangements, agreements or other materials obligations of the Registrant.  As Chief Executive Officer, Mr. Baylis-Duffield has agreed to an annual compensation of $90,000.  There are no benefits or stock awards connected with his compensation arrangement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
99.77H	Plan of Exchange

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEXT MOBILITY, INC. By: /s/ David Lewis David Lewis Director

Dated January 18, 2017